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                                                                     Exhibit 3.2


                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         MORRISON KNUDSEN CORPORATION



     Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), Morrison Knudsen Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

     1. That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Corporation's restated certificate of incorporation:

     ARTICLE I of the Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

                                  "ARTICLE I

         The name of the corporation is Washington Group International, Inc."

     2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Craig G. Taylor, its Secretary, this 15th day of September, 2000.


                                        MORRISON KNUDSEN CORPORATION



                                        By: /s/ Craig G. Taylor
                                            ------------------------------------
                                            Craig G. Taylor
                                            Secretary